FOR:              THE SPORTSMAN'S GUIDE
                  411 Farwell Avenue
                  South Saint Paul, Minn. 55075        FOR IMMEDIATE RELEASE
                  NASDAQ NMS: SGDE

CONTACT:          William P. Bartkowski
                  MeritViewPartners
                  952.454.3978 (direct)


            THE SPORTSMAN'S GUIDE RELEASES RECORD FOURTH QUARTER AND 2004 YEAR-END RESULTS; FINAL EPS ABOVE EARLIER GUIDANCE;
                       BOARD DECLARES 3-FOR-2 STOCK SPLIT


         SOUTH ST. PAUL, MINN. (3/01/05) -- The Sportsman's Guide, Inc. (NASDAQ
NMS: SGDE) today reported record results of operations for the quarter and year ended December 31, 2004, with earnings per share that were above the Company's most recent guidance. In addition, the Company's board of directors has declared a 3 for 2 stock split in the form of a 50% stock dividend. The split shares will be distributed on April 15, 2005 to shareholders of record March 25, 2005. The Company has 4.7 million shares outstanding pre-split and will have just over 7 million following the distribution; however, the per share calculations in the results that are disclosed and discussed in the following release have not as yet been adjusted to reflect the split.

         Sales for the quarter were $92.5 million, a 29% increase over the $71.7 million reported for the same period one year ago. The Company reported net earnings of $4.6 million, or $0.85 per fully diluted share for the fourth quarter, compared to $3.8 million, or $0.71 per share, reported for the three months ended December 31, 2003.

         For the twelve months ended December 31, 2004, sales were $232.5 million, a 19% increase over the $194.7 million reported for 2003. The Company recorded net earnings of $7.6 million, or $1.43 per fully diluted share, for the year, compared to net earnings of $6.2 million, or $1.16 per share, for the twelve months ended December 31, 2003.

          Company officials also noted that the fourth quarter of 2004 included 14 weeks of activity, compared to 13 weeks one year ago. The additional week resulted in approximately $4 million of incremental sales with minimal effect on net earnings in the quarter or for the year.

         Gregory R. Binkley, President and Chief Executive Officer of the Company, stated, "Our 2004 results showed annual sales up just under 20% and net earnings up 23%. These increases were due to our June 29, 2004 acquisition of The Golf Warehouse, TGW.com, and the continuing growth of The Sportsman's Guide base business, which had a 6% growth in sales in 2004 on a stand-alone basis and saw its percentage of Internet-related sales to total sales increase to approximately 42%, compared to 36% in 2003."

         "Today, we are also pleased to announce the board's decision to split the stock. It should result in greater liquidity for our shareholders and greater visibility for our stock."

         Binkley went on to note that the Company made significant progress toward paying down the debt incurred as a result of the TGW acquisition, ending the year with $8.6 million in cash and $5.0 million in long-term bank debt.

         The Sportsman's Guide, Inc. will hold a conference call tomorrow, Wednesday, March 2, 2005, to discuss the quarter and year-end results. Gregory
R. Binkley, President and Chief Executive Officer, and Charles B. Lingen, Executive Vice President and Chief Financial Officer, will be present on the call to provide commentary and to take questions. The call will begin at 10:30 am, CST. Participants may access the call by dialing 1-800-362-0571 and asking for The Sportsman's Guide conference call. The call may also be accessed via the Internet at www.SportsmansGuideIR.com.

         The Sportsman's Guide is an Internet and catalog retailer offering value-priced outdoor gear and general merchandise, with a special emphasis on outdoor clothing, outdoor equipment, golf apparel and equipment and footwear. The company sells through both Internet Web sites and catalogs. The Company's Web sites include www.sportsmansguide.com, www.tgw.com and www.bargainoutfitters.com.


                        -- financial highlights follow --

THIS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS, INCLUDING BUT NOT LIMITED TO GENERAL ECONOMIC CONDITIONS, A CHANGING MARKET ENVIRONMENT FOR THE COMPANY'S PRODUCTS AND THE MARKET ACCEPTANCE OF THE COMPANY'S CATALOGS, INTERNET SITES AND OFFERINGS.

                  THE SPORTSMAN'S GUIDE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (In thousands of dollars)


                                                                                            December 31,         December 31,
                                                                                                2004                 2003
                                                                                                ----                 ----
                                       ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                               $  8,616             $ 32,054
     Accounts receivable - net                                                                  3,955                3,034
     Inventory                                                                                 29,148               18,874
     Promotional material                                                                       3,578                2,565
     Prepaid expenses and other                                                                 3,122                1,871
     Restricted cash                                                                            3,011                   --
     Deferred income taxes                                                                      1,122                3,176
                                                                                             --------             --------
        Total current assets                                                                   52,552               61,574
PROPERTY AND EQUIPMENT, NET                                                                     2,693                2,248
OTHER ASSETS
     Goodwill                                                                                  17,176                   --
     Trade and domain name                                                                     10,200                   --
     Other                                                                                        658                   --
                                                                                             --------             --------
        Total other assets                                                                     28,034                   --
                                                                                             --------             --------
        Total assets                                                                         $ 83,279             $ 63,822
                                                                                             ========             ========

                        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                                        $ 23,832             $ 18,950
     Funds held in escrow                                                                       3,010                  --
     Accrued expenses and other current liabilities                                            19,987               17,877
                                                                                             --------             --------
        Total current liabilities                                                              46,829               36,827
LONG-TERM LIABILITIES                                                                           5,388                  187
                                                                                             --------             --------
        Total liabilities                                                                      52,217               37,014
SHAREHOLDERS' EQUITY                                                                           31,062               26,808
                                                                                             --------             --------
        Total liabilities and shareholders' equity                                           $ 83,279             $ 63,822
                                                                                             ========             ========

                  THE SPORTSMAN'S GUIDE, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS

                      For The Three Months And Years Ended
                           December 31, 2004 and 2003

                      (In thousands, except per share data)

                                                                   Three months ended
                                                                       December 31,                      Years ended
                                                                       (unaudited)                       December 31,
                                                                -------------------------        -------------------------
                                                                  2004             2003            2004             2003
                                                                --------         --------        --------         --------
Sales                                                           $ 92,453         $ 71,700        $232,462         $194,703
Cost of sales                                                     60,752           46,318         158,081          130,639
                                                                --------         --------        --------         --------
     Gross profit                                                 31,701           25,382          74,381           64,064
Selling, general and administrative expenses                      24,283           19,411          62,122           54,467
                                                                --------         --------        --------         --------
     Earnings from operations                                      7,418            5,971          12,259            9,597
Interest expense                                                    (193)              --            (361)              --
Miscellaneous income (expense), net                                  (82)              38              (2)              24
                                                                --------         --------        --------         --------

     Earnings before income taxes                                  7,143            6,009          11,896            9,621
Income tax expense                                                 2,585            2,164           4,305            3,463
                                                                --------         --------        --------         --------
     Net earnings                                               $  4,558         $  3,845        $  7,591         $  6,158
                                                                ========         ========        ========         ========


Net earnings per share:
     Basic                                                      $    .97         $    .80        $   1.61         $   1.29
                                                                ========         ========        ========         ========
     Diluted                                                    $    .85         $    .71        $   1.43         $   1.16
                                                                ========         ========        ========         ========

Weighted average common and common
  equivalent shares outstanding:
     Basic                                                         4,717            4,834           4,719            4,785
                                                                ========         ========         =======          =======
     Diluted                                                       5,333            5,437           5,323            5,290
                                                                ========         ========         =======          =======